UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) September 14, 2005
Petroleum Helicopters, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Louisiana
(State of Other Jurisdiction of Incorporation)

0-9827 (Commission File Number)	72-0395707 (IRS Employer Identification No.)

2001 SE Evangeline Thruway, Lafayette, LA (Address of Principal Executive Offices)	70508 (Zip Code)
(800) 235-2452
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     September 14, 2005 — Petroleum Helicopters, Inc. (“PHI”), gave a preliminary report today on the effects of Hurricane Katrina on its operations. All of PHI’s employees are safe and accounted for, and there was no damage to any of its aircraft. PHI’s headquarters in Lafayette were unaffected by the Hurricane, as were its operating bases other than the base in Boothville and in Fourchon, Louisiana.
     The Boothville facility was damaged by wind and flood waters and will be inoperable for approximately twelve months. The base at Fourchon sustained some wind damage and will be operational in approximately two months. All company aircraft operating out of both areas were safely evacuated and have been redeployed to other PHI Gulf Coast bases. PHI’s fleet of aircraft have been fully operational since the storm passed, and PHI is meeting all of its contractual commitments with increased flight volumes in its Domestic Oil and Gas and Air Medical divisions.
     PHI expects that substantially all of the damage suffered in the storm will be covered by insurance.
Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits

None.
[Remainder of Page Intentionally Left Blank]

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Petroleum Helicopters, Inc. (Registrant)
Date: September 14, 2005	By:	/s/ Michael J. McCann
		Name:	Michael J. McCann
		Title:	Chief Financial Officer